Exhibit T3A.4

CERTIFICATE OF INCORPORATION

of

LFC ACQUISITION COMPANY, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Act”), does hereby certify as follows:

FIRST: The name of the corporation is: LFC Acquisition Company, Inc. (the “Corporation”).

SECOND: The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the Act.

FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is one hundred (100) shares, designated Common Stock, of the par value of $.01 per share.

FIFTH: The name and mailing address of the incorporator is:

NAME	ADDRESS
Wayne N. Bradley	c/o Paul, Hastings, Janofsky & Walker LLP

600 Peachtree Street, Suite 2400

Atlanta, GA	30308

SIXTH: The election of directors need not be by written ballot unless the Bylaws so provide.

SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by the Act.

EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. (iii) under Section 174 of the Act, or (iv) for any transaction from which the director derived an improper personal benefit.

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of April, 2006.

/s/ Wayne N. Bradley
Wayne N. Bradley, Sole Incorporator

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CERTIFICATE OF MERGER

OF

LFC, INC.

INTO

LFC ACQUISITION COMPANY, INC.

The undersigned corporation, LFC ACQUISITION COMPANY, INC., a Delaware corporation, does hereby certify:

FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
LFC, Inc.	Texas
LFC Acquisition Company, Inc.	Delaware

SECOND:        That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledge by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD:           That the name of the surviving corporation of the merger is LFC Acquisition Company, Inc., a Delaware corporation, which shall be herewith changed to LFC, Inc.

FOURTH:        That the Certificate of Incorporation of the surviving corporation, a Delaware corporation, as amended, is the Certificate of Incorporation.

FIFTH:            That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 17314 State Highway 249, Suite 230, Houston, Texas 77064.

SIXTH :           That a copy of the Agreement and Plan of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:      The authorized capital stock of LFC, Inc. consist of 100,000 shares of common stock of $1.00 par value.

EIGHT:	Dated: April 24, 2006

Signatures on following page

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first written above.

LFC ACQUISITION COMPANY, INC.

By:/s/ Billy V. Ray Jr.

Name: Billy V. Ray Jr.

Title:	CEO

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

LFC ACQUISITION COMPANY, INC.

LFC Acquisition Company. Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

1.         The present name of the corporation is LFC Acquisition Company, Inc. (the “Corporation”), which is the name under which the Corporation was originally incorporated; the date of the filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 20, 2006.

2.         This amended Certificate of Incorporation herein certified has been duty adopted by the Corporation’s Board of Directors hi accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.         The name of the Corporation on the Certificate of Incorporation is hereby amended as follows:

LFC, Inc.

IN WITNESS WHEREOF, LFC Acquisition Company, Inc. has caused this Certificate of Amendment to be signed by the below Directors as this 20th day of November 2006.

By:/s/ Raymond J. Smith

Raymond J. Smith, CFO